Exhibit 5.1

One Financial Center Boston, MA 02111 617-542-6000 617-542-2241 fax www.mintz.com

May 26, 2015

NeuroMetrix, Inc.
1000 Winter Street
Waltham, Massachusetts 02451

Ladies and Gentlemen:

We have acted as counsel to NeuroMetrix, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of (i) a Registration Statement on Form S-1 (Registration No. 333-188133) (the “Initial Registration Statement”), and (ii) a Registration Statement on Form S-1 to be filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (the “462(b) Registration Statement,” and together with the Initial Registration Statement, the “Registration Statements”). This opinion is furnished to you in connection with the filing of the 462(b) Registration Statement with the Commission under the Securities Act, in which the Company is registering 2,000 units (the “Units”) to purchase (i) up to an aggregate of 198,000 shares (the “Preferred Shares”) of Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) and (ii) warrants to purchase shares of the Company’s Common Stock (the “Offering Warrants”), with such Units having a maximum aggregate offering price of $200,000. The 462(b) Registration Statement also registers (i) the shares of Common Stock issuable upon conversion of the Series B Preferred Stock (the “Conversion Shares”), (ii) the shares of Common Stock issuable upon exercise of the Offering Warrants, with such shares having a maximum aggregate offering price of $247,500, (iii) warrants to purchase shares of Common Stock to be issued to the Underwriters (the “Underwriter Warrants” and together with the Offering Warrants, the “Warrants”) and (iv) the shares of Common Stock issuable upon exercise of the Underwriter Warrants, with such shares having a maximum aggregate offering price of $6,237. The Units are being offered and sold pursuant to an Underwriting Agreement to be entered into between the Company and Maxim Group LLC (the “Underwriting Agreement”), which Underwriting Agreement was filed as an exhibit to the Initial Registration Statement. The shares of Common Stock to be issued by the Company upon the exercise of the Warrants are hereinafter collectively referred to as the “Warrant Shares” (together with the Conversion Shares, the “Shares”). The Shares also include share purchase rights (the “Share Purchase Rights”) under the Company’s Shareholder Rights Agreement dated March 7, 2007, as amended, between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Shareholder Rights Agreement”) that may be issued at a future date in accordance with the terms of the Shareholder Rights Agreement.

In connection with this opinion, we have examined the Company’s Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, both as currently in effect; the Shareholder Rights Agreement; the minutes of all pertinent meetings of the directors of the Company relating to the Registration Statements, the Underwriting Agreement and the transactions contemplated thereby; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statements and the exhibits thereto.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | London | Los Angeles | New York | San Diego | San Francisco | Stamford | Washington

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

May 26, 2015

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that (i), the Units, when issued and delivered by the Company in accordance with the terms and conditions of the Underwriting Agreement, will be duly and validly issued and will represent binding obligations of the Company pursuant to the laws of the State of Delaware, (ii) the Preferred Shares that will be sold as part of the Units have been duly authorized for issuance and, when the Preferred Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Preferred Shares will be duly and validly issued, fully paid and non-assessable; (iii) the Offering Warrants that will be sold as part of the Units, when issued and delivered by the Company in accordance with the terms and conditions of the Underwriting Agreement, will be duly and validly issued, and will represent binding obligations of the Company pursuant to the laws of the State of Delaware and the State of New York; (iv) the Underwriter Warrants, when issued and delivered by the Company, will be duly and validly issued, and will represent binding obligations of the Company pursuant to the laws of the State of Delaware and the State of New York; (v) the Shares, when issued and delivered by the Company upon conversion of the Preferred Shares or exercise of the Warrants (and payment therefor as contemplated by the Warrants), will be duly and validly issued, fully paid and non-assessable; and (vi) upon the issuance of any Conversion Shares or Warrant Shares, the Share Purchase Rights that will attach to and trade with such Conversion Shares and Warrant Shares will be duly and validly issued.

In rendering our opinion regarding the Share Purchase Rights, we have assumed that the Board of Directors of the Company has acted and will act in accordance with its fiduciary duties with respect to the administration of the Shareholder Rights Agreement and the issuance of the Share Purchase Rights thereunder. In connection with the foregoing, our opinion does not address the determination a court of competent jurisdiction may make regarding whether the Board of Directors of the Company would be required to redeem or terminate, or take other action with respect to, the Share Purchase Rights at some future time. Further, our opinion addresses the Shareholder Rights Agreement and the Share Purchase Rights in their entirety and not any particular provision of them, and it is not settled whether the invalidity of any particular provision would invalidate the Share Purchase Rights in their entirety.

Our opinion is limited to the laws of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws), the laws of the State of New York (including applicable provisions of the New York Constitution and the reported judicial decisions interpreting those laws) and the United States Federal Laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

May 26, 2015

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon statutes, rule regulations and judicial decisions existing on the date hereof, and we disclaim any obligation to advise you of any change in any of these sources of law or legal or factual developments after the date hereof which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the 462(b) Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to the use of this Firm’s name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.